UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Walnut Building 691 Mill St Los Angeles, CA	90021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +813-6409-6761

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

On December 27, 2023, AERWINS Technologies, Inc. (the “Company”) discontinued the operations of A.L.I. Technologies Inc., a Japanese corporation (“A.L.I.”) which is a wholly owned indirect subsidiary of the Company as part of the Company’s move of its operations to Los Angeles, California and continued development of a line of FAA compliant manned and unmanned crafts for low-altitude. Following the discontinuation, on December 27, 2023, A.L.I. filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu). A conference regarding the filing is scheduled for January 5, 2024 with further proceedings regarding appointment of a bankruptcy trustee to follow.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The proceedings in Japan described in Item 1.03 above constitute an event of default pursuant to the secured convertible notes in the aggregate principal amount of $4,200,000 (collectively, the “Notes”) issued by the Company to Lind Global Fund II LP (“Lind Global”) on April 12, 2023 and May 23, 2023 and as amended on August 25, 2023. As a result of the event of default, Lind Global may at any time, at its option, (1) demand payment of an amount equal to 120% of the outstanding principal amount of the Notes and (2) exercise all other rights and remedies available to it under the Notes and other agreements entered into among the Company and Lind in connection with the issuance of the Notes (collectively, the “Transaction Documents”); provided, however, that (x) upon the occurrence of the event of default described above, Lind Global, in its sole and absolute discretion (without the obligation to provide notice of such event of default), may: (a) from time-to-time demand that all or a portion of the outstanding principal amount of the Notes be converted into shares of the Company’s common stock at the lower of (i) the then-current Conversion Price (that price being $0.18176 per share (the “Floor Price”)) and (ii) eighty-percent (80%) of the average of the three (3) lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days prior to the delivery by Lind Global of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of Lind Global’s rights, powers, privileges, remedies and interests under the Notes, the Transaction Documents or applicable law.

The Notes also provide that at the option of Lind Global, if in connection with a conversion under the Notes, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Notes) at the Floor Price, the Company will also pay to Lind Global a cash amount equal to (i) the number of shares of common stock that would be issued to Lind Global upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) trading days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of shares of the Company’s common stock issued to Lind Global in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the date of conversion.

The information set forth or incorporated in Item 1.03 is also incorporated by reference in this Item 2.04.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2024	AERWINS Technologies Inc.

	By:	/s/ Kiran Sidhu
Kiran Sidhu
Chief Executive Officer